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EXHIBIT 99(a)

ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into this 28th day of August 1998, by and among Inso Providence Corporation, a Delaware corporation ("Buyer"), its parent Inso Corporation, a Delaware corporation, Archetype, Inc., a Delaware corporation ("Archetype"), and its parent Bitstream Inc., a Delaware corporation ("Bitstream" and, together with Archetype, "Seller"). The Buyer and the Seller are referred to herein as the "Parties."

         WHEREAS, on the terms and conditions contained in this Agreement, Seller intends to sell and Buyer intends to acquire the assets described on Schedule A attached hereto (hereinafter referred to as the "Acquired Assets"), and those assets described in Article I hereof, for the cash consideration, and for the assumption by Buyer of certain liabilities and obligations related thereto, all as hereinafter set forth; and

         WHEREAS, in addition to the Acquired Assets acquisition described above, Seller intends to license certain technology to Buyer pursuant to the terms and conditions set forth in the license from the Seller to the Buyer, attached hereto as Exhibit-A (the "License").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS
AND ASSUMPTION OF LIABILITIES

         1.1      Assets to Be Purchased.

                  (a) Subject to the terms and conditions of this Agreement, at the closing provided for in Section 1.4 (the "Closing"), Seller will sell, convey, assign, transfer and deliver to Buyer all of Seller's right, title and interest in and to all the rights, privileges and properties (tangible or intangible) of every kind and description to the extent associated with the Acquired Assets. The Acquired Assets include the following:

                           (i)      all Intellectual Property (as defined below
in Section 2.8(a)) relating to Seller's MediaBank and InterSep OPI business (the "MediaBank Business") (including without limitation choses in action relating thereto, remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions);



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                           (ii)     all rights and interests of Seller in, to
and under all agreements, contracts, commitments, leases, licenses and other arrangements of every kind and description, whether fully executed, partially executed or executory, principally relating to the Acquired Assets (including without limitation any agreement or instrument securing any amounts owed to the Seller), and any licenses or sublicenses relating to Intellectual Property, other than the Verity Agreement (as hereinafter defined), unless the required consent is obtained (collectively, "Assigned Contracts");

                           (iii)   all work in progress, in production, in
preparation or in process to the extent relating to the Acquired Assets;

                           (iv)    all claims, prepayments, refunds, causes of
action, choses in action, rights of recovery, set off and recoupment to the extent related to the Acquired Assets;

                           (v)     all books, records, accounts, ledgers,
files, documents, correspondence, lists, architectural drawings or specifications, employment records for the employees listed on Schedule 4.2, manufacturing and procedural manuals, advertising and promotional materials, studies, databases, reports and other printed, written or electronic materials to the extent related to the Acquired Assets, including without limitation, all information regarding customers and prospects of the MediaBank Business (other than information which Seller is contractually required to keep confidential).

         1.2      Assumption of Liabilities.

                  (a) Upon the terms and conditions of this Agreement, Buyer shall assume and become responsible for, from and after the Closing, the following liabilities of Seller (hereinafter referred to as "Assumed Liabilities"):

                           (i)      all obligations and liabilities of Seller
arising after the Closing under the Assigned Contracts; and

                           (ii)     all obligations and liabilities arising out
of, related to or resulting from the use or distribution of Intellectual Property from and after the Closing.

                  (b) Buyer shall not assume, and Seller shall liable for, any and all obligations and liabilities which are not Assumed Liabilities (as defined in this Section 1.2), of whatever kind or description. All liabilities of the Seller which are not Assumed Liabilities shall be referred to herein as "Retained Liabilities." Buyer's assumption of liabilities under this Section 1.2 shall not relieve Seller of its obligations for the accuracy of the representations, warranties and covenants under this Agreement.

         1.3      Consideration.



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                  (a) Subject to the terms and conditions of this Agreement and in consideration of, and in full payment for, the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired Assets, at the Closing Buyer has delivered or caused to be delivered to, or as instructed in writing by, Seller in full payment to Seller for the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired Assets, the following:

                           (i)  the sum of $11,900,000 in cash (the "Cash
Consideration"); and

                           (ii) an undertaking (the "Undertaking") whereby Buyer
will assume and agree to
perform, pay and discharge the Assumed Liabilities.

(b) The Cash Consideration set forth in Section-1.3 hereof shall be subject to adjustment after the Closing Date as follows:

                           (i)      As promptly as possible after the Closing
Date, the Buyer shall conduct a review of the books and records of the Company as of the Closing Date. Not later than 45 days after the Closing Date, Seller shall deliver a statement of the tangible net worth of the Acquired Assets listed on Schedule A, over and above the amount of the Assumed Liabilities (the "Closing Financial Statement") for the MediaBank Business as of the Closing Date to Buyer. The Closing Financial Statement shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP").

                           (ii)     In the event that the tangible net worth of
the Acquired Assets as of the Closing Date shown on the Closing Financial Statement is less than $200,000 in accordance with GAAP, then, within 10 days of delivery of the Closing Financial Statement, Seller shall pay to Buyer in immediately available funds, an amount equal to such deficiency.

                           (iii)    The Closing Financial Statement shall be
binding upon Buyer, unless Buyer gives written notice within 30 calendar days after its receipt of the Closing Financial Statement of disagreement with any of the values or amounts shown on such financial statement, specifying, as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyer and the Seller are unable to resolve any such disagreement within 30 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Section 1.2(b)(iv) below.

                                    (iv) In the event that a dispute under
Section 1.2(b)(iii) is referred to arbitration, the Seller and the Buyer shall each select an independent public accounting firm to represent them in connection with such arbitration within 10 days. Such accounting firms shall attempt to select a mutually agreeable arbitrator within 20 additional days. In the event that an arbitrator is not selected within such 20-day period,


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the parties will ask the American Arbitration Association (the "AAA") in Boston,
Massachusetts to select and assign an arbitrator. Such arbitration shall be conducted in Boston, Massachusetts and shall be governed by the rules of the American Arbitration Association; provided however, that the arbitrator shall have sole discretion with respect to the admissibility of evidence. Within 30 days after the selection of the arbitrator, the Seller and the Buyer shall each submit to the arbitrator a statement of that party's position with respect to the dispute and a proposed ruling thereon. The arbitrator shall set a date for a hearing which date shall be not more than 30 days from the last submission to the arbitrator. At such hearing, the parties (who may be represented by counsel) shall present to the arbitrator their respective positions with respect to the dispute. The parties shall jointly request that the arbitrator use his or her best efforts to rule on the dispute within 30 days. The determination of the arbitrator as to the resolution of the dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and submit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for purposes of the enforcement of any arbitration award.

(v) In the event that the consent of Verity, Inc. to the assignment without material amendment or modification of the Topic( OEM Agreement dated May 30, 1997 between Verity, Inc. and Bitstream Inc. (the "Verity Agreement") to Buyer is obtained on or prior to September 30, 1998, Buyer shall promptly pay to Seller an additional $100,000 in immediately available funds.

         1.4 Closing. The Closing of the transactions contemplated by this Agreement is occurring at Inso Corporation, 31 St. James Avenue, Boston, MA at 8:00 A.M. on August 28, 1998. The time and date of the Closing is sometimes referred to herein as the "Closing Date" and the Closing shall be deemed to be effective as of 12:01 A.M. on the Closing Date.

         1.5      Deliveries by Seller.

                  (a) At the Closing, Seller has delivered or caused to be delivered to Buyer the following duly executed documents:

                           (i)      a Bill of Sale;
                           (ii)     an Assignment of Contracts;
                           (iii)    an Assignment of Trademarks;
                           (iv)     an Assignment of Copyrights;
                           (v)      an opinion of counsel to the Buyer; and
                           (vi)     the License.

         The Bill of Sale, Assignment of Contracts, Assignment of Trademarks, Assignment of Copyrights, and the License shall be referred to herein as the "Ancillary Agreements."


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         1.6     Further Assurances. At any time and from time to time after the
Closing, at Buyer's reasonable request and without further consideration solely at Buyer's expense, Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Buyer may reasonably request, more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Acquired Assets, to put Buyer in actual possession and operating control of the Acquired Assets and, to assist Buyer in exercising all rights with respect thereto, provided however, that Buyer shall be responsible for all costs and expenses including attorneys' fees associated with applying for, registering, prosecuting, maintaining or otherwise protecting the intellectual property rights relating to the Acquired Assets worldwide.


ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that except as set forth in the Disclosure Schedules attached hereto:

         2.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and the Ancillary Agreements. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 2.1, which constitute every jurisdiction where the nature of the MediaBank Business as presently conducted requires such qualification. Seller is not in breach, default or violation of any provision of Certificate of Incorporation or By-laws.

         2.2 Authorization of Transaction. Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Seller have been duly and validly authorized by all necessary corporate and stockholder, if any, action on the part of the Seller.

         2.3 Valid and Binding Agreement. When fully executed and delivered, this Agreement and each of the Ancillary Agreements will constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations or availability of equitable relief, including specific performance.



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         2.4      Non-Contravention. Neither the execution and delivery of this
Agreement by Seller or the Ancillary Agreements nor the consummation by Seller of the transactions contemplated hereby or thereby will (a) violate any provision of the Certificate of Incorporation or By-laws of Seller or any subsidiary that holds or otherwise controls any of the Acquired Assets, (b) violate or conflict with any applicable U.S. federal or state statute, law, ordinance, rule, regulation, order, judgment or decree applicable to Seller or the Acquired Assets, (c) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any contract, commitment, understanding, arrangement, license, franchise, permit, agreement or restriction of any kind binding upon or issued to Seller or to which any of the Acquired Assets are subject, (d) require on the part of Seller any filing with, or permit, authorization, consent or approval of, any domestic or foreign regulatory or administrative agency, court or arbitral tribunal (each, a "Governmental Entity") or (e) result in the creation of any lien, security interest, charge, mortgage, pledge or encumbrance (each, a "Security Interest") upon any of the Acquired Assets.

         2.5      Interim Changes.  Since June 30, 1998 Seller has not:

                  (a) suffered any change, and has no knowledge of any event or condition, having or which in the future would have, individually or in the aggregate, a material adverse effect on the on the value of the Acquired Assets or the prospects of the MediaBank Business;

                  (b) except for licensing of the Acquired Assets in the ordinary course of business consistent with Seller's past practice ("Ordinary Course of Business"), mortgaged, pledged or subjected to any mortgage, pledge, lien, charge or other encumbrance of any kind any of the Acquired Assets, or sold, assigned or transferred any of the Acquired Assets;

                  (c) entered into any other transaction, contract, agreement, guarantee or commitment concerning the Acquired Assets other than in the Ordinary Course of Business;

                  (d) waived or released in any material respect any rights of value under or modified or amended any Assigned Contract (as defined in Section 1.1) other than in the Ordinary Course of Business;

                  (e) transferred or granted any rights under any licenses or agreements pertaining to the Acquired Assets or Intellectual Property where the total amount to be received by Seller thereunder exceeds $10,000, except for any Assigned Contract;

                  (f) suffered any material casualty losses or damages with respect to Acquired Assets (whether or not any such loss or damage shall have been covered by insurance); or



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                  (g) agreed to take any of the actions set forth in this


         2.6 Good Title; Sufficiency. Except as set forth on Schedule 2.6 and for the Verity Agreement, Seller has, and upon consummation of the transactions contemplated hereby, Seller will deliver to Buyer good and transferable title to all the Acquired Assets, free and clear of any title defects or objections or any Security Interest. Except as set forth on Schedule 2.6 and for the Verity Agreement, the Acquired Assets and the License constitute all the assets (tangible and intangible), rights, licenses and other property or rights necessary to conduct the MediaBank Business as presently conducted and as proposed to be conducted by Seller.

         2.7      Certain Agreements.

                  (a) Schedule 2.7 lists the Assigned Contracts, and as to each such Assigned Contract, the date of entry and all amendments thereto, other than Assigned Contracts which do not create any material obligation or liability for Seller or, following the Closing, Buyer. Seller has delivered to Buyer a complete and accurate copy of each of the Assigned Contracts, together with all material correspondence related thereto. The Assigned Contracts constitute all of the agreements, contracts, commitments, leases, licenses and other arrangements of every kind and description, whether fully executed, partially executed or executory, principally relating to the Acquired Assets (including without limitation any agreement or instrument securing any amounts owed to the Seller), and include any licenses or sublicenses relating to Intellectual Property, which are currently in effect.

                  (b) Each of the Assigned Contracts is legal, valid, binding and enforceable and in full force and effect, except for any terminated or expired contracts, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations or availability of equitable relief, including specific performance and in full force and effect following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Neither the Seller, any of Seller's affiliates, as defined in Rule 12b-2 under the Securities Act of 1934 (an "Affiliate"), who is a party to such Assigned Contract, nor, to Seller's knowledge, any other party to any Assigned Contract is in breach or default thereof. No event has occurred with respect to Seller, and to Seller's knowledge, with respect to the other party or parties thereto, which, with notice or the passage of time, or both, would constitute a breach or default or permit or require the termination, modification or acceleration of any obligation thereunder or any provision or term thereof.

                  (c) Except for any Intellectual Property licensed to Buyer pursuant to the License and as set forth on Schedule 2.7(c), neither Seller nor any Affiliate of Seller is retaining any patent, trademark, trade name, service mark, service name, copyright or other Intellectual Property used primarily in the MediaBank Business.


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         2.8      Intellectual Property.

                  (a) Seller owns or has the right to use all Intellectual Property (as defined below) used in the operation of the MediaBank Business or necessary for the operation of the MediaBank Business as presently conducted and as proposed to be conducted by Seller. Except as set forth on Schedule 2.8(a), each item of Intellectual Property owned by, used in or necessary for the operation of the MediaBank Business at any time since April 30, 1997 will be owned or available for use by Buyer on identical terms and conditions immediately following the Closing. Other than as set forth in Schedule 2.8(a), each item of Intellectual Property included in the Acquired Assets is owned by Seller or licensed to Seller under a perpetual, irrevocable license, in each case free and clear of any royalty, encumbrance or right of others of any kind or nature whatsoever. Seller has taken all reasonable measures to maintain in confidence all trade secrets and confidential information, that it owns or uses in the MediaBank Business. No other person or entity has any right to any of the Intellectual Property used by Seller in the MediaBank Business (except pursuant to Assigned Contracts), and, to the knowledge of Seller, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or uses in the MediaBank Business. For purposes of this Agreement, "Intellectual Property" means with respect to the Acquired Assets all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and
(viii) copies and tangible embodiments thereof.

                  (b) None of the activities or business presently conducted by Seller, or conducted by Seller at any time since April 30, 1997, relating to the Acquired Assets, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Except as set forth on Schedule 2.8(b), Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Schedule 2.8(c) identifies each patent or registration which has been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Seller has made with respect to any of its Intellectual Property, and identifies each license or other agreement


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pursuant to which Seller has granted any rights to any third party with respect to any of the Intellectual Property, which is not an Assigned Contract. Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Schedule 2.8(c), with respect to each item of Intellectual Property:

                           (i)      such item is not subject to any outstanding
judgment, order, decree, stipulation or injunction; and

                           (ii)     Seller has not agreed to indemnify any
person or entity for or against any infringement, misappropriation or other conflict with respect to such item, except pursuant to license agreements involving the licensing of Seller's software products.

                  (d) Schedule 2.8(d) identifies each item of Intellectual Property, that is owned by a party other than Seller. Seller has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which Seller uses such Intellectual Property, all of which are listed on Schedule 2.8(d). Except as set forth in
Schedule 2.8(d), with respect to each such item of Intellectual Property:

                           (i)      the license, sublicense or other agreement,
covering such item is legal, valid, binding, enforceable in accordance with its terms and subject to existing laws, and in full force and effect;

                           (ii)     such license, sublicense or other agreement
will continue to be legal, valid, binding, enforceable and in full force and effect in accordance with its terms and subject to existing laws, immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                           (iii)    neither the Seller, nor to the best of
Seller's knowledge any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iv)     the underlying item of Intellectual Property
is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                           (v)      Seller has not agreed to indemnify any
person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item, except pursuant to license agreements involving the license of Seller's software products.

         2.9      Financial Information; Returns.



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                  (a) Schedule 2.9(a) sets forth true and accurate financial information for 1997 and the first six months of 1998 relating to (i) gross receipts from the sales of the MediaBank and InterSEP products, and related service revenue, included as part of the Acquired Assets and (ii) operating expenses for the Acquired Assets other than depreciation, amortization, interest and taxes, if any.

                  (b) Schedule 2.9(b) sets forth information with respect to returns, refunds and warranty claims for products of the MediaBank Business from May 1, 1997 to June 30, 1998.

         2.10 Litigation. Schedule 2.10 identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any governmental entity or before any arbitrator to which Seller or any Affiliate of Seller is a party or, to the knowledge of Seller, is threatened to be made a party involving or affecting the Acquired Assets or the MediaBank Business.

         2.11 Product Warranty. No product manufactured, sold, leased or delivered by Seller or any Affiliate of Seller with respect to the Acquired Assets or the MediaBank Business is subject to any guaranty, warranty, right of return, other than as implied by law, or other indemnity beyond the applicable standard terms and conditions of sale or lease, which are set forth in
Schedule 2.11 or as otherwise set forth in the Assigned Contracts.

         2.12 Employees. Schedule 2.12 contains a list of all employees ofArchetype, along with the position and the annual rate of compensation of each such person, who are principally employed in the division of Archetype relating to the Acquired Assets or the MediaBank Business (the "Archetype Employees"). Each Archetype Employee has entered into a confidentiality and assignment of inventions agreement with Seller, a copy of which has previously been delivered to the Buyer and which are included in the Assigned Contracts
(the "Confidentiality and Invention Assignment Agreements"). Seller is not a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes with respect to any Archetype Employee. Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to Archetype Employees.
         2.13 Legal Compliance. Seller, in the conduct and operations of the MediaBank Business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Acquired Assets or the MediaBank Business.

         2.14 Permits. Schedule 2.14 sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under environmental laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by Seller with respect to the MediaBank Business. Such listed Permits are the only Permits that are required for Seller to conduct the MediaBank Business as presently conducted or as proposed to be conducted by Seller. Each such Permit is in full force and effect and, to the best of the knowledge of Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

         2.15 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.16 Suppliers. None of the proprietors of the third party components or data used in Seller's software products listed on Schedule A, if any, has, within the last 12 months, refused to license or permit access to any such third party components or data to Seller on the terms and conditions under which Seller had previously licensed third party components or data from, or been granted such access to third party components or data by, such proprietor.

         2.17 Disclosure. No representation or warranty of Seller contained in this Agreement or the other agreements and instruments referred to in this Agreement and executed and delivered at the Closing, and no statement of Seller contained in any certificate or schedule delivered at the Closing and specifically referenced in this Agreement, contains any untrue statement of a material fact on the part of Seller or omits to state a material fact on the part of the Seller necessary in order to make the statements herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND INSO

         The Buyer and Inso, jointly and severally, represent and warrant to the Seller as follows:

         3.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.2 Authorization of Transaction. It has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Ancillary Agreements and the Undertaking by it and the performance of this Agreement and the Undertaking and the consummation of the transactions contemplated hereby and thereby by it have been duly and validly authorized by all necessary corporate and stockholder action on the part of it. Each of this Agreement, the Ancillary Agreements signed by it, and the Undertaking has been duly and validly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

         3.3 Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by it, nor the consummation by it of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of it, (b) require on the part of it any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of it or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of it or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets.

         3.4 Litigation. There are no actions, claims, suits, proceedings or investigations pending, or to Buyer's knowledge, threatened against it, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, adversely affecting this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

         3.5 Broker's Fees. It has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV

POST-CLOSING COVENANTS

         4.1 Proprietary Information. From and after the Closing, the Seller shall hold in confidence, and shall use its best efforts to have all of its Affiliates hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public or previously disclosed in the Ordinary Course of Business Assets (including without limitation the financial information, technical information or data relating to the Acquired Assets and names of customers of the Seller for such products) and shall not disclose or make use of the same without the written consent of the Buyer, except to the extent that such knowledge, information or documents shall have become public knowledge, other than through a breach of this Agreement by the Seller, and unless required to be disclosed under applicable law.

         4.2 Solicitation and Hiring. For a period of two (2) years after the Closing Date, the Seller shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any Restricted Employee (as defined below) to terminate his employment with the Buyer or (b) hire or attempt to hire any Restricted Employee. Notwithstanding the foregoing, in no event shall Seller be prohibited from attempting to hire or hiring any Restricted Employee if such person has accepted an employment offer by Buyer and is then terminated by Buyer. For purposes of this Agreement, a "Restricted Employee" shall mean any person who was an employee of the Seller on the date of this Agreement and received an employment offer from the Buyer within five business days following the Closing Date.

         4.3      Non-Competition.

                  (a) For a period of two years after the Closing Date, Seller shall not (i) develop, manufacture, market or sell any product which competes with MediaBank or InterSep OPI Server, or (ii) engage in any business competitive with the MediaBank Business as conducted and proposed to be conducted on the Closing Date by Seller. The scope of this covenant shall be worldwide. This Section 4.3(a) shall not restrict Seller from developing, licensing, manufacturing or marketing its PageFlex and NuDoc products, so long as such products do not contain, and are not marketed with products that contain, functionality substantially similar to that provided by MediaBank on the date hereof.

                  (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 4.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

         4.4      Sharing of Data.

                  (a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it relating to the Acquired Assets without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts.

                  (b) Promptly upon request by the Buyer made at any time during the three-year period following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Acquired Assets or the MediaBank Business held by any federal, state, county or local authorities, agencies or instrumentalities.

         4.5 Use of Name. The Seller agrees not to use the names "MediaBank" or "InterSEP" or any name which may be reasonably deemed to be similar thereto after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date of this Agreement.

         4.6 Occupancy. The employees and assets of the MediaBank Business may, following the Closing, continue to occupy the premises currently occupied by such employees and assets at the Seller's headquarters in Cambridge, Massachusetts until no later than November 30, 1998 by which time Buyer shall cause such employees to vacate such premises and remove all of Buyer's assets therefrom. Buyer shall pay Seller a use and occupancy fee equal to the percentage of the square footage leased by Seller that is occupied by the MediaBank Business, multiplied by all rent and landlord service charges incurred by Seller in respect of the Cambridge premises. Buyer shall reimburse Seller for that portion of all charges for utilities, non-landlord services and similar items equal to the percentage of the total number of personnel who regularly work at the Cambridge premises that is represented by Buyer employees.

         4.7 Additional Agreements. Within thirty days of the date of this Agreement, Buyer and Seller shall enter into (a) a value-added reseller agreement with respect to MediaBank on Buyer's standard terms, with discount provisions no less favorable to Seller than those currently contained in the MediaBank License Agreement, dated as of June 26, 1998, by and between Seller and Laser Tech Color, Inc. and (b) a license agreement, without royalty or other payment obligation and without support obligations, but otherwise on Buyer's standard terms, permitting Seller to license InterSEP (I) to original equipment manufacturers of raster image processors, output production and publishing integration software and hardware who license such product solely for inclusion into their own products for licensing as a single package under the name of the licensee and (II) to licensees of the PageFlex product.

         4.8 Employees. Effective as of the Closing, the Seller shall terminate the employment of each of the individuals designated on Schedule 4.8 attached hereto and the Buyer shall offer employment to each such individual, terminable at the will of the Buyer, with compensation and benefit packages substantially equivalent (in the aggregate) to the compensation and benefit packages of such individuals as of the date of this Agreement, other than as set forth on
Schedule 4.8. The Seller hereby consents to the hiring of such individuals by the Buyer and waives, with respect to the employment by the Buyer of such individuals, any claims or rights the Seller may have against the Buyer or any such individual under any non-competition, confidentiality or employment agreement to the extent that such agreements would preclude use of the Acquired Assets by Buyer or employment of the individual by the Buyer, relating to the Acquired Assets. Seller shall, within five business days of the Closing Date, pay to each of the individuals designated on Schedule 4.2 all wages, salaries and bonuses earned through the week commencing August 23, 1998 and all incentive compensation and commissions earned through the date immediately preceding the Closing Date. Seller and Buyer agree that Andrew Martin, currently an employee of Seller in the United Kingdom, shall continue as an employee of Seller following the Closing, on the following terms: (a) for a period of three months following the Closing Date, Mr. Martin shall be engaged in the MediaBank Business 70% of his working time under the direction of Buyer's sales management; (b) Buyer shall reimburse Seller for 70% of Mr. Martin's salary, benefits charges and fixed expenses during the three-month period; and (c) each of Seller and Buyer shall independently compensate Mr. Martin for any incentive compensation or commissions he may earn under their respective compensation plans during the three-month period.

         4.9 Prepaid Expenses. Upon presentation by Seller of documentation showing that such expenses have been incurred and were discharged by Seller, Buyer shall reimburse Seller for (a) up to $85,000 in prepaid tradeshow expenses related to the Graphics Expo, IPEX '98, Seybold and On Demand shows and (b) up to $15,000 in recruiting fees relating to the employment of Mark Guertin, provided that Mr. Guertin is offered and accepts employment with Buyer and (c) all out of pocket expenses, including hotel rooms, meals and airline travel for employees who accept employment with Buyer in respect of their attendance at the Seybold 90 tradeshow.

ARTICLE V

INDEMNIFICATION

         5.1 Indemnification. From and after the Closing and until the expiration of the representations and warranties contained herein, as set forth in Section 5.6, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller contained in this Agreement;

                  (b)      any Retained Liabilities; or

                  (c) the failure of the Buyer and the Seller, in connection with the sale of the Acquired Assets by the Seller to the Buyer pursuant to this Agreement, to comply with, and obtain for the Buyer the benefits afforded by compliance with, any applicable bulk transfers laws.

         5.2 Buyer Indemnification. From and after the Closing and until the expiration of the representations and warranties contained herein, as set forth in Section 5.6, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to, or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement; and

                  (b)      any Assumed Liabilities.

         5.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 5.4 of this Agreement.

         5.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

         5.5 Payment of Indemnification Obligation. All indemnification by the Buyer hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

         5.6 Survival. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until 18 months after the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the Seller or the knowledge of any of their respective officers, directors, stockholders, employees or agents. Notwithstanding the foregoing, the representations contained in Section 2.3 relating to the Seller's authority to engage in the transactions contemplated hereby shall survive without limit.

         5.7 Limitations. Notwithstanding anything to the contrary herein, (i) the aggregate cumulative liability of each of the Seller or the Buyer for Damages under this Article V (other than Damages incurred by the Buyer with respect to Retained Liabilities or bulk transfers laws, for which there shall be no limit) shall not exceed the amount of the Cash Consideration and (ii) no Indemnifying Party shall be liable under this Article V unless and until the Damages to the Indemnified Party exceed $175,000 (at which time the Indemnifying Party shall become liable only for the aggregate Damages in excess of $175,000). Except with respect to claims based on fraud, the rights of the Buyer under this
Article V shall be the exclusive remedy of the Buyer with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller contained in this Agreement.

Other Agreements. Notwithstanding anything in this Article V, the Indemnified Party's rights to indemnification hereunder shall be subject to the following additional provisions:

the Indemnifying Party shall be reimbursed for any amount recovered by the Indemnified Party from an insurer or other party in respect of any loss or liability indemnified by the Indemnifying Party hereunder; and

the Indemnifying Party shall be reimbursed for the amount of any net tax savings recovered by the Indemnified Party in respect of any loss indemnified by the Indemnifying Party hereunder.

ARTICLE VI

MISCELLANEOUS

         6.1 Press Releases and Announcements. Neither Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure). Notwithstanding the foregoing, the parties shall in good faith prepare press releases concerning the sale of the Acquired Assets to Buyer to be scheduled for release on or beforeAugust 28, 1998.

         6.2 No Third Party Beneficiaries. Except for the provisions of Section 4.8, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         6.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         6.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party which shall not be unreasonably withheld; provided that the Buyer may assign its rights, interests and/or obligations hereunder to an Affiliate of the Buyer.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

            If to the Seller:
            Bitstream, Inc.
            215 First Street
            Cambridge, MA  02140
            Attn: Anna Chagnon, Esq.

            If to the Buyer:                   Copy to:

     Inso Corporation                   Inso Corporation
            31 St. James Avenue                31 St. James Avenue
            Boston, MA  02116                  Boston, MA 02116
            Attn:Jonathan Levitt, Esq.         Attn:  Bruce G. Hill

Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

         6.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         6.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         6.11 Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         6.12 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         6.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         6.14 Guarantee of Obligations. Each of Inso Corporation and Bitstream Inc. hereby unconditionally guarantees the prompt performance and discharge of the obligations of their respective subsidiaries, Inso Providence Corporation, and Archetype Inc. under this agreement.

         6.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ARCHETYPE, INC.


By /s/ Anna M. Chagnon
   -------------------
   Anna M. Chagnon
   Vice President

   BITSTREAM INC.

By   /s/ Anna M. Chagnon
     -------------------
     Anna M. Chagnon
     Vice President


INSO PROVIDENCE CORPORATION


By   /s/ Bruce G. Hill
     -----------------
     Bruce G. Hill
     Secretary

INSO CORPORATION


By   Bruce G. Hill
     Bruce G. Hill
     Vice President


Confidential - Subject to Restrictions on Disclosure